UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 27, 2014

Simon Worldwide, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-21878	04-3081657
(Commission File Number)	(IRS Employer Identification No.)

18952 MacArthur Boulevard, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 251-4660

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

Three Lions Entertainment, LLC (“Three Lions”) is a variable interest entity in which Simon Worldwide, Inc. (the “Company”) holds membership units representing a 60% economic interest, but which does not provide the Company the ability to exercise control. In a meeting held on October 27, 2014, the executive board of Three Lions considered and unanimously voted to (i) approve a plan proposed by Three Lions’ management, with the assistance of its advisors, to proceed with the voluntary liquidation and dissolution of Three Lions in accordance with Delaware law, and (ii) appoint Three Lions’ Chief Operating Officer and Chief Financial Officer, Stacey Bain, as the liquidating trustee for Three Lions. Due to a confluence of a number of adverse factors, but in particular, a ratings performance well below expectations on Three Lion’s initial Fashion RocksTM broadcast on September 9, 2014, and the resultant decision to cancel further production on other projects, Three Lions recorded unanticipated losses. Based upon financial information provided by Three Lions’ management and Three Lions’ inability to raise additional capital, the executive board concluded that Three Lions would not have adequate funds to continue to operate. Subsequently, and upon the recommendation of Three Lions’ management and its advisors, the executive board voted to liquidate and dissolve Three Lions.

The Company currently estimates that it will incur charges and expenses in connection with the liquidation and dissolution of Three Lions of approximately $220,000, including a $199,583 charge pursuant to the cash collateralized bank letter of credit that the Company provided to support payments on an office lease obtained by Three Lions, and additional legal and other professional fees and associated costs estimated to total approximately $20,000. The Company expects to write off the value of its investment in Three Lions on its financial statements for the quarter ended September 30, 2014, which will be filed with the Company’s Quarterly Report on Form 10-Q for said quarter, because the Company’s share of Three Lions’ operating losses for the quarter ended September 30, 2014 is expected to exceed the $4,308,000 carrying value of such investment as of June 30, 2014.

As described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2014, the Company is party to a Pledge Agreement with SunTrust Bank (“SunTrust”) pursuant to which the Company pledged all of its equity interests in Three Lions and any and all proceeds therefrom (the “Pledged Securities”), to SunTrust as security for Three Lions’ obligations under its credit facility with SunTrust. The Pledge Agreement provides, among other things, that upon an event of default under the SunTrust credit agreement, SunTrust would be entitled to exercise all voting and other rights with respect to the Pledged Securities and to foreclose on the Pledged Securities. The Company does not know what, if any, actions SunTrust may seek to take against the Pledged Securities or the Company. The Pledge Agreement expressly provides that SunTrust shall not have any claim, remedy or right to proceed against the Company for any deficiency in payment or performance of the obligations under the SunTrust credit agreement, from any source other than the Pledged Securities pledged by the Pledge Agreement. The Company does not expect to receive any amounts in respect of the Pledged Securities from a liquidation of Three Lions regardless of whether SunTrust elects to foreclose on the Pledged Securities or not, as the proposed liquidation plan does not provide for any distributions to be made to the equity holders in respect of their equity interests in Three Lions.

The Company believes that the liquidation of Three Lions will have a material adverse effect on the Company, its financial condition and results of operations. Since its initial investment in Three Lions in March 2013, the Company’s business has substantially consisted of acting as the majority equity holder of, and holding a membership interest in, Three Lions. Accordingly, the

Company’s results of operations and financial condition depend on the successful operations of Three Lions. To the extent that the Company is unable to identify and obtain an alternate source of funds, it may itself be forced to liquidate. However, management believes it has sufficient capital resources and liquidity to operate the Company for at least another twelve (12) months.

The Company’s Board of Directors has instructed management to explore all possible strategic options for the Company to secure additional financing and/or an operating business, however, there can be no assurances whatsoever that the Company will be able to identify a viable strategic option to enable it to continue operations.

Item 2.06.	Material Impairments.

The information set forth in Item 2.05 above is hereby incorporated by reference into this Item 2.06.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently. Forward-looking statements represent the Company’s management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statement other than statements of historical fact included in the Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMON WORLDWIDE, INC.

October 31, 2014	/s/ Anthony Espiritu
	Name:	Anthony Espiritu
	Title:	Chief Financial Officer